POTLATCH CORPORATION

                        SEVERANCE PROGRAM FOR

                        EXECUTIVE EMPLOYEES


                  (As Amended and Restated Effective

                       as of February 24, 1989)




         SECTION 1.  ADOPTION AND PURPOSE OF PROGRAM.

                  The Potlatch Corporation Severance Program for

         Executive Employees (the "Program") was adopted effective

         September 30, 1978, by Potlatch Corporation, a Delaware

         corporation (the "Company"), to provide a program of

         severance payments to certain employees of the Company and its designated subsidiaries.  The Program was last amended and restated effective as of February 24, 1989, to read as set forth herein.  The Program is an employee welfare

         benefit plan within the meaning of section 3(1) of the

         Employee Retirement Income Security Act of 1974 ("ERISA")

         and section 2510.3-1 of the regulations issued thereunder.

         The plan administrator of the Program for purposes of ERISA is the Company.


         SECTION 2.  ELIGIBILITY AND DETERMINATION OF VESTING

                     SERVICE.

                  All Principal Officers and appointed vice

         presidents of the Company and of any subsidiary of the

         Company that is designated to participate in the Program by the Executive Compensation and Personnel Policies Committee

         of the Board of Directors of the Company and such other employees of the Company or any such subsidiary who are designated by such Committee to participate in the Program shall be eligible to participate in the Program.  The

         Company and such designated subsidiaries are referred to

         collectively in the Program as the "Participating

         Companies."  For purposes of the Program, "Principal

         Officers" shall include the chief executive officer,

         president, secretary, treasurer and controller and any

         elected vice-president of a Participating Company.  Those

         Principal Officers and other employees who participate in

         the program are referred to herein as "Eligible Employees."

         As a condition to participation in the Program, each

         Eligible Employee shall agree in writing to become bound by its terms, including, without limitation, the provisions of

         Section 10.

                  For purposes of the Program, an Eligible

         Employee's Years of Vesting Service shall be determined

         under the provisions of the Potlatch Corporation Salaried

         Employees' Retirement Plan as in effect from time to time

         (the "Retirement Plan").


         SECTION 3.  SEVERANCE BENEFITS.

                  (a) Basic Severance Benefits.  Upon the occurrence

         of any of the events specified in Section 4(a), an Eligible

         Employee shall receive (in lieu of any other severance

         benefit payable under any other plan or program now or hereafter maintained by a Participating Company) Basic

         Severance Benefits under the Program as follows:

                  (i) A cash benefit equal to three (3) weeks of the

              Eligible Employee's Base Compensation for each full

              Year of Vesting Service completed by such Eligible

              Employee;

                  (ii) If at the end of the number of weeks

              following termination of the Eligible Employee's

              employment equal to three (3) times the number of full

              Years of Vesting Service completed by the Eligible

              Employee he or she has not obtained a position with

              another employer (despite reasonable, diligent and good

              faith efforts to do so) at a salary comparable to the

              Eligible Employee's Base Compensation, a cash benefit

              equal to an additional week of Base Compensation for

              each full Year of Vesting Service completed by the

              Eligible Employee; provided, however, that such benefit

              shall not be payable if the Eligible Employee is not

              living on the last day of the period described herein;

                  (iii) In the event that a Participating Company

              terminates the employment of an Eligible Employee and

              does not give him or her one month's advance notice,

              one month of the Eligible Employee's Base Compensation

              in lieu of notice;

                  (iv) The Eligible Employee's unused and accrued

              vacation pay, if any, determined as of the date when

              the Eligible Employee's employment is terminated under the terms of the Participating Company's basic vacation policy as in effect when the applicable event specified

              in Section 4(a) occurs (which, in the case of

              termination of employment pursuant to Section 4(a)(iv),

              shall be the date of the material change rather than

              the date the Eligible Employee resigns);

                  (v) Eligibility for an Award under the Company's

              Management Performance Award Plan for the Award Year in

              which his or her employment terminates, determined

              under all the terms and conditions of such plan;

              provided, however, that if an Eligible Employee's

              employment is terminated under the conditions described

              in Section 4(a)(iii) or (iv) or if his or her

              employment is terminated by the Company during any

              twenty-four (24) month period described in Section 4(a)

              (iv), the Eligible Employee's eligibility for an Award

              for such Award Year shall be determined under Section

              9(a)(i) of such Plan as if the Eligible Employee had

              retired during the Award Year, subject to all other

              applicable terms and conditions of the Management

              Performance Award Plan; and

                  (vi) Continued coverage as an employee during a

              period of weeks equal to three (3) (four (4), in the

              case of an Eligible Employee eligible for the benefit

              described in (ii) above) times the number of full Years

              of Vesting Service completed by the Eligible Employee, under the following employee benefit plans of the

              Company:

                  (A) Medical coverage under "Plan 1" of the

              Potlatch Corporation Custom Benefits-Health Care Plan,

              or any successor to such Plan;

                  (B) Dental coverage in the amount, if any, that

              the Eligible Employee had in effect on the day

              preceding the date of his or her termination of

              employment;

                  (C) Basic life insurance coverage in the amount,

              if any, that the Eligible Employee had in effect on the

              day preceding the date of his or her termination of

              employment; and

                  (D) Accidental death and dismemberment coverage

              (not including travel accident coverage) in the amount,

              if any, that the Eligible Employee had in effect on the

              day preceding the date of his or her termination of

              employment, except that continuation of any

              employee-paid coverage shall be at the Eligible

              Employee's expense at standard group rates.

         Notwithstanding any of the foregoing provisions of this

         Section 3(a)(vi):

                  (I) Any such continued coverage shall terminate

              when the Eligible Employee becomes covered by the life

              insurance, medical, dental or accidental death and

              dismemberment plan of another employer.

                  (II) In the event that after an Eligible

              Employee's termination of employment with a

              Participating Company he or she is otherwise entitled

              to continued coverage under the Company's basic life

              insurance, medical, dental and accidental death and

              dismemberment plans pursuant to any employee benefit

              plan or program of the Company (other than this

              Program), the total benefits paid for by the

              Participating Companies during the period described

              above shall not exceed the benefits to which the

              Eligible Employee is entitled under this Section

              3(a)(vi).

                  (III) For purposes of this Section 3(a)(vi), the

              Company's basic life insurance plan shall not include

              any group universal life insurance or travel accident

              insurance coverage provided through or by the Company

              to or on behalf of its employees or any accidental

              death and dismemberment insurance coverage provided by

              the Company to family members of its employees.

                  (IV) During the period of such continued coverage,

              the Eligible Employee shall not be eligible to

              participate in the Company's disability income plan or

              as an employee in the Retirement Plan, the Salaried

              Employees' Savings Investment Plan, any qualified or

              nonqualified stock option or phantom stock plan of the

              Company or any employee benefit plan or program now or

              hereafter maintained by the Company or a Participating

              Company other than those plans listed in the first

              sentence of this Section 3(a)(vi).

         Notwithstanding the foregoing provisions of this subsection

         (a), the sum of the amounts payable under (i), (ii) and

         (iii) above shall be not less than four (4) months of the

         Eligible Employee's Base Compensation nor greater than one

         (1) year of the Eligible Employee's Base Compensation and

         the period of continued coverage described in (vi) above

         shall be not less than four (4) months nor more than one (1)

         year from the termination of the Eligible Employee's

         employment.  The Executive Compensation and Personnel

         Policies Committee of the Board of Directors of the Company

         may, in its discretion, increase the benefit payable to any

         Eligible Employee without regard to the foregoing

         limitation.

                  (b) Change of Control Benefits.  Upon the

         occurrence of any of the events specified in Section 4(b),

         an Eligible Employee shall receive (in lieu of any severance benefit payable under Section 3(a) or any other severance

         benefit payable under any other plan or program now or

         hereafter maintained by a Participating Company) Change of

         Control Benefits under the Program as follows:

                  (i) A lump sum cash benefit equal to the Eligible

              Employee's annual Base Compensation plus his or her

              annual Base Compensation multiplied by his or her

              standard bonus percentage (as determined pursuant to

              the Management Performance Award Plan), determined as of the date of the Change of Control or the date the

              Eligible Employee's employment terminates, whichever

              produces the larger amount, multiplied by the

              appropriate factor from the following table, based on

              the Eligible Employee's age (to the nearest birthday)

              and Years of Vesting Service on the date the Eligible

              Employee's employment with the Participating Companies

              terminates:


                                              Years of Vesting Service
                                              ------------------------
                                             Under     10 But Less   20 or
                        Age                   10         Than 20     More
                        ---                  -----     -----------   -----

                   Under 40                  1.5           2.0        2.5

                   40 but less than 50       2.0           2.25       2.5

                   50 or more                2.5           2.5        2.5


              Notwithstanding the foregoing, if the Eligible

              Employee's employment terminates on or after the date

              thirty (30) months prior to the Eligible Employee's

              "normal retirement date," as determined under the

              Retirement Plan, and the Eligible Employee meets the

              conditions of Subsections (II) and (III) of Section

              4(a), the applicable factor shall be a fraction, the

              numerator of which is the number of full months between

              the date the Eligible Employee's employment terminates

              and such "normal retirement date" and the denominator

              of which is twelve (12).  An Eligible Employee

              described in the preceding sentence shall be entitled

              to an additional benefit equal to the difference

              between the benefit payable to the Eligible Employee, if any, under the Retirement Plan and the Retirement

              Plan Supplemental Benefit provisions of the Salaried

              Employees' Supplemental Benefit Plan (the "Supplemental

              Plan"), and such benefits that would have been payable,

              if any, under such Plans if the Eligible Employee had

              remained an Eligible Employee and continued to earn his

              or her Base Compensation until such "normal retirement

              date;" provided, however, that the present value

              (calculated using the assumed discount rate applied in

              projecting the Company's pension benefit obligations

              for financial reporting purposes and the UP-84

              mortality table) (the "Present Value") of such

              additional benefit shall not exceed the difference

              between the lump sum benefit determined under the

              preceding sentence and the lump sum benefit determined

              using the otherwise applicable factor from the table

              above.  Such additional benefit shall be paid at the

              same time and in the same form as any benefit payable

              to the Eligible Employee under the Supplemental Plan

              or, if no benefit is payable to the Eligible Employee

              under the Supplemental Plan, the Present Value of such

              additional benefit shall be paid in a lump sum at the

              same time as the Eligible Employee's Change of Control

              Benefits are paid.

                  (ii) In the event that a Participating Company

              terminates the employment of an Eligible Employee and

              does not give him or her one month's advance notice, one month of the Eligible Employee's Base Compensation

              (determined as of the date of the Change of Control or

              the date the Eligible Employee's employment terminates,

              whichever produces the larger amount) in lieu of

              notice;

                  (iii) A lump sum cash benefit equal to the

              Eligible Employee's unused and accrued vacation pay, if

              any, under the terms of the Participating Company's

              basic vacation policy.  For this purpose, (I) an

              Eligible Employee's Base Compensation and the terms of

              the basic vacation policy shall be determined as of the

              date when the Eligible Employee's employment is

              terminated or as of the date of the Change of Control,

              whichever produces the larger amount and (II) accrued

              vacation pay shall be paid notwithstanding any minimum

              service requirement of the Participating Company's

              basic vacation policy;

                  (iv) Eligibility for an Award under the Company's

              Management Performance Award Plan for the Award Year in

              which his or her employment terminates determined under

              all the terms and conditions of such Plan; provided,

              however, that if an Eligible Employee's employment is

              terminated under the conditions described in Section

              4(a)(iii) or (iv) or if his or her employment is

              terminated by the Company during any twenty-four (24)

              month period described in Section 4(a)(iv), the

              Eligible Employee's eligibility for an Award for such

              Award Year shall be determined under Section 9(a)(i) of

              such Plan as if the Eligible Employee had retired

              during the Award Year, subject to all other applicable

              terms and conditions of the Management Performance

              Award Plan;

                  (v) Continued coverage as an employee during the

              number of years equal to the applicable factor

              determined under (b)(i) above, subject to all of the

              conditions and limitations described in Section

              3(a)(vi)(I) through (IV) above (determined without

              regard to the last paragraph of Section 3(a)) under the

              following employee benefit plans of the Company;

                  (A)  Medical coverage under "Plan 1" of the

              Potlatch Corporation Custom Benefits-Health Care Plan,

              or any successor to such Plan;

                  (B)  Dental coverage in the amount, if any, that

              the Eligible Employee had in effect on the day

              preceding the date of his or her termination of

              employment;

                  (C)  Basic life insurance coverage in the amount,

              if any, that the Eligible Employee had in effect on the

              day preceding the date of his or her termination of

              employment;

                  (D)  Accidental death and dismemberment coverage

              (not including travel accident coverage) in the amount,

              if any, that the Eligible Employee had in effect on the

              day preceding the date of his or her termination of employment, except that continuation of any employee-paid coverage shall be at the Eligible

              Employee's expense at standard group rates; and

                   (E)  Temporary, long-term and permanent disability

              income coverage in the amount, if any, that the

              Eligible Employee had in effect on the day preceding

              the date of his or her termination of employment;

                   (vi) In the case of an Eligible Employee who has

              less than five (5) Years of Vesting Service on the

              date his or her employment terminates, a lump sum cash

              benefit equal to (A) the value of that portion of the

              Eligible Employee's Company Stock Account in the

              Salaried Employees' Savings Investment Plan

              attributable to Company Contributions under such Plan

              made on the Eligible Employee's behalf in a Plan Year

              which ended less than 24 months prior to the date the

              Eligible Employee's employment with the Participating

              Companies terminates, plus (B) the unvested portion, if

              any, of the Eligible Employee's SIP Supplemental

              Benefit account under the Supplemental Plan.  The value

              of those portions of the Eligible Employee's Company

              Stock Account and SIP Supplemental Benefit account

              referred to in the preceding sentence shall be

              determined as of the Eligible Employee's Settlement

              Date under such Plan; and

                  (vii) A lump sum cash benefit equal to the Present

              Value of the Eligible Employee's Normal Retirement

              Benefit and Retirement Plan Supplemental Benefit

              determined under the Retirement Plan and the

              Supplemental Plan, respectively, if the Eligible

              Employee was not entitled to a Vested Benefit under the

              Retirement Plan as of the date the Eligible Employee's

              employment with the Participating Companies terminates.

                  (c) Limitation on Benefits Payable under the

         Program.  Any provision of the Program to the contrary

         notwithstanding, payments to an Eligible Employee under the

         Program shall be limited to the amount (the "Capped Amount")

         necessary to avoid characterization of any amount payable to the Eligible Employee (including but not limited to amounts payable under the Program) as an "excess parachute payment"

         as defined in Section 280G of the Internal Revenue Code of

         1986, as amended (the "Code"), except in the event that the total amount that the Eligible Employee would receive from all "parachute payments" as defined in section 280G of the

         Code, net of all applicable taxes, including the amount of excise tax that would be imposed pursuant to Code section

         4999, would exceed the Capped Amount, net of all applicable taxes.  The determination of whether any amount would

         constitute an "excess parachute payment" as provided in the preceding sentence shall be made by the firm of independent certified public accountants serving as the outside auditor of the Company as of the date of the event specified in

         Section 4(a) or, if earlier, as of the date of the Change of

         Control as determined pursuant to Section 4(b). In making such determination, such firm may disregard any payments or benefits available to the Eligible Employee under any

         contract, plan or program if the Eligible Employee

         irrevocably elects to relinquish or not exercise such

         payments or benefits before the payment or enjoyment

         thereof.  It is intended that payments shall be made

         pursuant to the Program whether or not the status of a

         particular payment as an "excess parachute payment" has been finally determined by the Internal Revenue Service or a

         court of competent jurisdiction.

                  (d) Definition of "Base Compensation."  For

         purposes of the Program, "Base Compensation" shall mean the

         Eligible Employee's base rate of pay as in effect at the

         time the Eligible Employee's employment is terminated, or,

         if greater, the rate in effect at the time the material

         change described in Section 4(a)(iv) occurs or the time a

         Change of Control described in Section 4(b) occurs, if

         applicable.  An Eligible Employee's base rate of pay shall be determined without reduction for (i) any Deferred

         Contributions made by the Eligible Employee pursuant to the

         Potlatch Corporation Salaried Employees' Savings Investment

         Plan or (ii) any contributions made by the Eligible Employee pursuant to the Potlatch Corporation Custom Benefits Plan.



         SECTION 4.  CONDITIONS FOR PAYMENT OF SEVERANCE BENEFITS.

                  (a) Payment of Basic Severance Benefits.  Subject

         to the provisions of Section 4(c), an Eligible Employee will be eligible for the benefits specified in Section 3(a) upon the occurrence of any of the following events (except that an Eligible Employee who has satisfied the conditions of

         Section 4(b) will be eligible for the benefits specified in

         Section 3(b) rather than the benefits specified in Section

         3(a)):

                  (i) Termination of the Eligible Employee's

              employment by a Participating Company or by the

              Eligible Employee at the request of the Participating

              Company for any reason other than misconduct.  As used

              herein "misconduct" means that the Eligible Employee

              has engaged in unfair competition with a Participating

              Company or a subsidiary thereof, induced any customer

              of a Participating Company or subsidiary to breach any

              contract with a Participating Company or subsidiary,

              made any unauthorized disclosure of any of the secrets

              or confidential information of a Participating Company

              or subsidiary, committed an act of embezzlement, fraud

              or theft with respect to the property of a

              Participating Company or subsidiary, or engaged in

              conduct which is not in good faith and which directly

              results in material loss, damage or injury to the

              business, reputation or employees of a Participating

              Company or subsidiary; or

                  (ii) Termination of the Eligible Employee's

              employer's status as a Participating Company due to the

              sale of a designated subsidiary to a third party; or

                  (iii) The Participating Company requires the

              Eligible Employee to relocate his or her principal

              place of work and the new principal place of work is

              thirty-five (35) or more miles further from the

              Eligible Employee's primary residence than was his or

              her former principal place of work, and the Eligible

              Employee elects to resign rather than to relocate; or

                  (iv) The Eligible Employee resigns from employment

              with a Participating Company within twenty-four (24)

              months following a material change in his or her

              compensation, benefits, assigned duties,

              responsibilities, privileges or perquisites resulting

              in a significant diminution of (A) the Eligible

              Employee's assigned job, as reflected in the

              Participating Company's official position description

              or (B) the Eligible Employee's compensation, benefits,

              duties, responsibilities, privileges or perquisites as

              compared to those of all other employees similarly

              situated, unless the material change is applicable to

              all salaried employees or all other employees similarly

              situated; provided, however, that in the event of a

              Change of Control, any change in an Eligible Employee's

              compensation, benefits, duties, responsibilities,

              privileges or perquisites which constitutes a

              significant diminution from the circumstances

              applicable to the Eligible Employee on the day

              preceding the date of the Change of Control shall be a material change, even if the change is applicable to all salaried employees or all other employees similarly

              situated; provided, further, that this Section 4(a)

              (iv) shall apply to the resignation of an Eligible

              Employee only if the Eligible Employee or the

              Participating Company has notified the other party in

              writing within three (3) months following the

              occurrence of any such change that the party giving

              notice considers such change to be a material change

              encompassed by this Section 4(a)(iv).  If the party

              receiving such notice does not agree that the change in

              question is a material change encompassed by this

              Section 4(a)(iv), it shall give written notice thereof

              to the party first giving notice hereunder within

              thirty (30) days after receiving notice and the matter

              shall be immediately referred to the Review Panel as

              provided in Section 9; provided, however, that, within

              thirty (30) days after receiving written notice that

              the other party does not agree that the change in

              question is covered by this Section 4(a)(iv), the

              Eligible Employee may request that the matter be

              submitted directly to arbitration as provided in

              Section 10.  If necessary, the twenty four (24) month

              period specified above shall be extended to a date not

              later than thirty (30) days following (i) the

              announcement of the decision of the Review Panel or, if

              the matter is referred to arbitration within thirty

              (30) days following the announcement of the Review

              Panel's decision, the announcement of the award of the

              arbitrator, or (ii) if the matter is referred directly

              to arbitration, the announcement of the award of the

              arbitrator.  The Participating Company or the Eligible

              Employee may each give the notice described in this

              Section 4(a)(iv) only once while this Program is in

              effect.  If one party has given notice and the

              twenty-four (24) month period specified above has

              commenced running, the other party may not give notice

              hereunder with respect to a change occurring during

              such twenty-four (24) month period.  If an Eligible

              Employee gives notice pursuant to this Section 4(a)

              (iv) and the Company thereafter in good faith makes an

              adjustment in the Eligible Employee's compensation,

              benefits, assigned job or duties, responsibilities,

              privileges or perquisites, the Eligible Employee and

              the Company may mutually agree in writing that the

              notice shall be null and void.

         Notwithstanding the foregoing, no benefits shall be

         available under the Program (i) if the Eligible Employee's employment with a Participating Company terminates because he or she is eligible for or receiving long-term or

         permanent disability benefits under the Company's disability income plan as in effect on the date of onset of disability or (ii) if the Eligible Employee satisfies all of the

         following conditions:

                  (I) His or her employment with a Participating

              Company terminates on or after his or her "normal

              retirement date," as determined under the Retirement

              Plan;

                  (II) For the two-year period immediately before

              retirement, he or she qualified as an Eligible

              Employee; and

                  (III) He or she is entitled to benefits under the

              Retirement Plan, Salaried Employees' Savings Investment

              Plan and Supplemental Plan which, when converted to a

              straight life annuity (and excluding any portion of the

              benefit under the Salaried Employees' Savings

              Investment Plan which represents contributions by the

              Eligible Employee), equals, in the aggregate, at least

              $44,000.

                  (b) Payment of Change of Control Benefits.  An

         Eligible Employee will be eligible for the benefits

         specified in Section 3(b) if, within three (3) years

         following a Change of Control, the Eligible Employee's

         employment terminates under the conditions described in

         Section 4(a)(i), (ii) or (iii) or a material change

         described in Section 4(a)(iv) occurs and the Eligible

         Employee thereafter resigns under the conditions described in Section 4(a)(iv); provided, that the Eligible Employee

         was employed by a Participating Company on the date

         preceding the Change of Control.  For purposes of the

         Program, "Change of Control" shall mean:

                  (i) The consummation of any transaction approved

              by the stockholders of the Company in which the Company

              will cease to be an independent publicly owned

              corporation (including, without limitation, a reverse

              merger transaction in which the Company becomes the

              subsidiary of another corporation) or the sale or other

              disposition of all or substantially all of the assets

              of the Company;

                  (ii) A change in the composition of the Board of

              Directors of the Company that results in the situation

              where more than one-third (determined by rounding down

              to the next whole number) of the individual members of

              the Board neither (A) were directors of the Company on

              a date three (3) years earlier nor (B) are individuals

              whose election or nomination for election as directors

              was affirmatively voted on by at least a majority of

              those directors described in (A) above who were still

              in office as of the date the Board approved such

              election or nomination;

                  (iii) The acquisition of twenty percent (20%) or

              more of the outstanding shares of common stock of the

              Company by any "person" (as such term is used in

              sections 13(d) and 14(d) of the Securities Exchange Act

              of 1934) pursuant to a tender offer subject to section

              14(d) of the Securities Exchange Act of 1934; or

                  (iv) Any dissolution or liquidation of the Company

              or any merger or consolidation in which the Company is

              not the surviving corporation.

                  (c) Limitation on Eligibility for Benefits.

                  (i) If an Eligible Employee is assigned from one

              to another Participating Company, his or her employment

              shall not be considered to be terminated under the

              provisions of the Program.

                  (ii) The provisions of Sections 4(a)(i) and 4(a)

              (ii) to the contrary notwithstanding, no benefit will

              be payable hereunder due to termination of an Eligible

              Employee's employment because of the sale of a division

              (or other operating assets) of a Participating Company

              or to termination of the Eligible Employee's employer's

              status as a Participating Company upon the sale of a

              designated subsidiary to a third party, if (A)(I) the

              Eligible Employee is employed by the purchaser of such

              division, assets, or subsidiary or (II) such purchaser

              is contractually obligated to offer the Eligible

              Employee the same or a better job and (B) such

              purchaser is contractually obligated to maintain a plan

              which in all material respects is equivalent to the

              Program, providing for continuing coverage of the

              Eligible Employee for three (3) years following the

              sale of such division, assets or subsidiary.

         SECTION 5.  FORM OF BENEFIT.

                   The benefits described in Sections 3(a)(i), (ii)

         and (iii) shall be paid in a lump sum or in monthly

         installments over a period not to exceed twelve (12) months from the date employment is terminated pursuant to Section

         4, as determined by the Company.  The benefit described in

         Section 3(a)(iv) shall be paid in a lump sum.  The

         benefits described in Sections 3(b)(i), (ii), (iii), (vi)

         and (vii) shall be paid in a lump sum.



         SECTION 6.  EFFECT OF DEATH OF EMPLOYEE.

                   Should an Eligible Employee die after employment

         terminates but while participating in the Program and prior to the payment of the entire benefit due hereunder, the

         balance of the benefit payable under the Program (other than any benefit described in Section 3(a)(ii) if the Eligible

         Employee was not living on the last day of the period

         described therein or the proceeds of any life insurance or accidental death insurance, which shall be paid to the

         beneficiary determined pursuant to the terms of the

         applicable insurance policy) shall be paid in a lump sum to the estate of the Eligible Employee.  Continued medical and dental coverage as provided in Section 3(a)(vi) and Section

         3(b)(v), as applicable, shall be available to the Eligible

         Employee's surviving spouse only if and to the extent that such coverage would have been available to such surviving

         spouse if the Eligible Employee had died as an active salaried employee of a Participating Company. Such coverage shall be determined under the terms of the applicable plan as in effect on the earlier of (i) the date the Eligible

         Employee's employment terminated or (ii) the date of the

         Change of Control or the material change described in

         Section 4(a)(iv), if applicable.



         SECTION 7.  AMENDMENT AND TERMINATION.

                  The Company reserves the right to amend or

         terminate the Program at any time and to increase or

         decrease the amount of any benefit provided under the

         Program; provided, however, that:

                  (a) No amendment which would adversely affect the

              rights of any Eligible Employee to a Basic Severance

              Benefit under Section 3(a) may be effective before May

              1, 1992, and no such amendment or termination shall

              affect the right to any unpaid Basic Severance Benefit

              under Section 3(a) of any Eligible Employee (i) whose

              employment has terminated on or before the date such

              amendment or termination is approved or effective,

              whichever is later, or (ii) with respect to whom a

              material change described in Section 4(a)(iv) occurred

              on or before May 1, 1992 and whose employment

              terminates within the twenty-four (24) months following

              the occurrence of the material change described in

              Section 4(a)(iv) for any reason except cause or under the conditions described in the last paragraph of

              Section 4; and

                  (b) As long as any individual who has qualified as

              an Eligible Employee may become entitled to any Change

              of Control Benefit under Section 3(b), the Program

              cannot be terminated or amended to reduce any benefit

              provided under Section 3(b) or make any condition

              pertaining to qualification for the Change of Control

              Benefit under Section 3(b) materially more restrictive.

              Once an individual has qualified as an Eligible

              Employee, the Program may not be amended to cause such

              individual to cease to qualify as an Eligible Employee

              for purposes of determining that individual's

              eligibility for the Change of Control Benefit under

              Section 3(b).



         SECTION 8.  CLAIMS PROCEDURE.

                   (a) Claims.  All applications for benefits and all

         inquiries concerning claims under the Program shall be

         submitted to the Company addressed as follows:  "Potlatch

         Corporation, Plan Administrator under the Potlatch

         Corporation Severance Program for Executive Employees, One

         Maritime Plaza, San Francisco, California 94111."

                  (b) Denial of Claims.  In the event that any

         application for benefits under the Program is denied in

         whole or in part, the Company shall notify the applicant in writing of such denial and shall advise the applicant of the right to a review thereof. Such written notice shall set forth, in a manner calculated to be understood by the

         applicant, specific reasons for such denial, specific

         references to the provisions of the Program on which such

         denial is based, a description of any information or

         material necessary for the applicant to perfect his or her application, an explanation of why such material is

         necessary and an explanation of the Program's review

         procedure.  Such written notice shall be given to the

         applicant within ninety (90) days after the Company receives the application, unless special circumstances require an

         extension of time up to an additional ninety (90) days for processing the application.  If such an extension of time

         for processing is required, written notice of the extension shall be furnished to the applicant prior to the termination of the initial ninety (90) day period.  This notice of

         extension shall indicate the special circumstances requiring the extension of time and the date by which the Company

         expects to render its decision on the application for

         benefits.  If written notice of the denial of the

         application for benefits is not furnished within the time

         specified in this Section 8(b), the application shall be

         deemed denied, and the applicant shall be permitted to

         appeal such denial in accordance with the review procedure set out in Section 9 hereof.

         SECTION 9.  REVIEW PROCEDURE.

                   (a) Appointment of Review Panel. The Company

         shall appoint a Review Panel which shall consist of three

         (3) or more individuals who may (but need not) be employees of the Company.  The Review Panel shall be the named

         fiduciary which shall have authority to act with respect to appeals from denials of benefits under the Program.

                  (b) Right to Appeal.  Any person whose application

         for benefits is denied (or is deemed denied) in whole or in part (or such person's authorized representative) may appeal from the denial by submitting to the Review Panel a written request for review of the application within sixty (60) days after receiving written notice from the Company of the

         denial (or in the case of a deemed denial within sixty (60)

         days after the date the application is deemed denied).  The

         Company shall give the applicant (or the applicant's

         representative) an opportunity to review pertinent documents in preparing such request for review.

                  (c) Form of Request for Review.  The request for

         review must be in writing and shall be addressed as follows:

         "Review Panel under the Potlatch Corporation Severance

         Program for Executive Employees, One Maritime Plaza, San

         Francisco, California 94111." The request for review shall set forth all of the grounds upon which it is based, all

         facts in support thereof, and any other matters which the

         applicant deems pertinent.  The Review Panel may require the applicant to submit such additional facts, documents or other material as the Review Panel may deem necessary or appropriate in making its review.

                  (d) Time for Review Panel Action.  The Review

         Panel shall act upon each request for review within sixty

         (60) days after receipt thereof unless special circumstances require an extension of time of up to an additional sixty

         (60) days for processing the request for review.  If such an extension of time for review is required, written notice of the extension shall be furnished to the applicant prior to the end of the initial sixty (60) day period.

                  (e) Review Panel Decision.  Within the time

         prescribed in Section 9(d), the Review Panel shall give

         written notice of its decision to the applicant and to the

         Company.  In the event the Review Panel confirms the denial of the application for benefits in whole or in part, such

         notice shall set forth, in a manner calculated to be

         understood by the applicant, the specific reasons for such denial and specific references to the provisions of the

         Program on which the decision was based.  In the event that the Review Panel determines that the application for

         benefits should not have been denied in whole or in part,

         the Company shall take appropriate remedial action as soon as reasonably practicable after receiving notice of the

         Review Panel's decision.  If written notice of the Review

         Panel's decision is not given to the applicant within the

         time prescribed in Section 9(d), the application will be

         deemed denied on review.

                 (f) Section 4(a)(iv) Dispute.  In the event that a

         dispute involving the application or interpretation of

         Section 4(a)(iv) is referred to the Review Panel as provided therein, the Review Panel shall treat such dispute as an

         appeal from the denial of a claim for benefits under this

         Program that is subject to all of the terms and conditions of this Section 9.

                  (g) Rules and Procedures.  The Review Panel shall

         establish such rules and procedures, consistent with the

         Program and with ERISA, as it may deem necessary or

         appropriate in carrying out its responsibilities under this

         Section 9.  The Review Panel may require an applicant who

         wishes to submit additional information in connection with an appeal from the denial of benefits in whole or in part to do so at the applicant's own expense.



         SECTION 10.  RESOLUTION OF DISPUTES INVOLVING SECTION 4.

                  (a) Arbitration of Section 4 Dispute.  Any

         dispute, controversy or question arising under Section 4

         which is not resolved by the decision of the Review Panel

         (or which the Eligible Employee requests be submitted

         directly to arbitration as provided herein) shall be

         referred for decision by an arbitrator selected by the

         parties.  The proceeding shall be governed by the Rules of the American Arbitration Association then in effect or such rules last in effect (in the event such Association is no

         longer in existence). If the parties are unable to agree upon such an Arbitrator within thirty (30) days after either party has given the other party written notice of its desire to submit the dispute, controversy or question for decision as aforesaid, then either party may apply to the American

         Arbitration Association for the appointment of an arbitrator or, if such Association is not then in existence or does not desire to act in the matter, either party may apply to the

         Presiding Judge of the Superior Court of the City and County

         of San Francisco, State of California, for the appointment of an arbitrator to hear the parties and settle the dispute,

         controversy or question, and such Judge is authorized to

         make such appointment pursuant to the Program.  The

         arbitration shall take place at the location mutually agreed to by the parties or, if the parties are unable to agree

         upon the location, at the location designated by the

         Arbitrator.  The compensation and expenses of the Arbitrator shall be borne by the Company, unless the Arbitrator

         determines that an Eligible Employee acted willfully and

         maliciously in connection with his or her claim for benefits under the Program, in which case the Arbitrator shall direct the Eligible Employee to pay all or a portion of the

         compensation and expenses of the Arbitrator.

                 (b) Arbitration Exclusive Remedy.  Arbitration

         shall be the exclusive remedy for the settlement of disputes involving the application or interpretation of Section 4.

         The decision of the Arbitrator shall be final, conclusive

         and binding on all interested Persons and no action at law or in equity involving the application or interpretation of

         Section 4 shall be instituted other than to enforce the

         award of the Arbitrator.



         SECTION 11.  BASIS OF PAYMENTS TO AND FROM PROGRAM.

                  All benefits under the Program shall be paid by

         the Company.  The Program shall be unfunded and benefits

         hereunder shall be paid only from the general assets of the

         Company.  Nothing contained in the Program shall be deemed to create a trust of any kind for the benefit of Eligible

         Employees, or create any fiduciary relationship between the

         Company and the Eligible Employees with respect to any

         assets of the Company.  The Company is under no obligation to fund the benefits provided herein prior to payment,

         although it may do so if it chooses.  Any assets which the

         Company chooses to use for advance funding shall not cause the Program to be a funded plan within the meaning of ERISA.



         SECTION 12.  NO EMPLOYMENT RIGHTS.

                  Nothing in the Program shall be deemed to give any

         individual the right to remain in the employ of a

         Participating Company or a subsidiary or to limit in any way the right of a Participating Company or a subsidiary to

         terminate an individual's employment, which right is hereby reserved.

         SECTION 13.  NON-ALIENATION OF BENEFITS.

                  No benefit payable under the Program shall be

         subject to anticipation, alienation, sale, transfer,

         assignment, pledge, encumbrance or charge, and any attempt to do so shall be void.



         SECTION 14.  NOTICES.

                  All notices pertaining to the Program shall be in

         writing and shall be deemed given if delivered by hand or

         mailed with postage prepaid and addressed, in the case of

         the Company to the address set forth in Section 8(a),

         attention of its Secretary, and in the case of the Eligible

         Employee to his or her last known address as reflected in

         the records of the Company.